Exhibit 10.2

LOAN AGREEMENT with effect as of April 3, 2012.

BETWEEN:	RAINY DAY INVESTMENTS LTD

(the “Lender”)

AND:	DAVIDSTEA INC.

(the “Borrower”)

WHEREAS the Lender has made a loan of an original amount of $16,190,036 to the Corporation;

WHEREAS, on the date hereof, the Borrower has repaid an amount of $7,499,999.76 owed under the loan by the issuance in favour of the Lender 1,396,648 Series A Preferred Shares of its share capital;

WHEREAS, on the date hereof, the outstanding principal amount under the Loan is equal to $8,690,036.24;

AND WHEREAS the Lender and the Borrower wish to memorialize the terms of the loan, subject to and in accordance with the provisions hereof.

NOW THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

ARTICLE 1
INTERPRETATION

1.1                               Definitions

In this Agreement, the following terms have the following meanings:

“Acceleration Event” has the meaning ascribed thereto in Section 3.2 of this Agreement.

“Acceleration Notice” has the meaning ascribed thereto in Section 3.2 of this Agreement.

“Agreement” means this loan agreement as amended, restated, supplemented or otherwise modified from time to time.

“Amended Articles” means the articles of amendment of the Borrower, as they are on the date hereof.

“Business Day” means a day, other than Saturday, Sunday or a statutory holiday, on which banks are generally open for business in Montreal (Québec).

“Indebtedness” means all obligations of the Borrower (whether primary or contingent) for borrowed money.

“Installment” has the meaning ascribed thereto in Section 3.1 of this Agreement.

“Original Loan” has the meaning ascribed thereto in Section 2.1 of this Agreement.

“Outstanding Loan” has the meaning ascribed thereto in Section 2.1 of this Agreement.

“Partial Repayment” has the meaning ascribed thereto in Section 3.2 of this Agreement.

“Payment Dates” means, collectively, each of the dates upon which any principal amount of the Outstanding Loan is due and payable hereunder.

“Qualified IPO” has the meaning ascribed to such term in the Amended Articles.

“Redemption Date” has the meaning ascribed to such term in the Amended Articles.

“Redemption Eligibility Date” has the meaning ascribed to such term in the Amended Articles.

“Redemption Request” has the meaning ascribed to such term in the Amended Articles.

“Senior Lenders” has the meaning ascribed thereto in Section 3.1 of this Agreement.

“Senior Debt” has the meaning ascribed thereto in Section 3.1 of this Agreement.

“Series A Preferred Shares” has the meaning ascribed to such term in the Amended Articles.

“Voluntary Prepayment” has the meaning ascribed thereto in Section 3.1 of this Agreement.

ARTICLE 2
LOAN

2.1                               The Loan

The Lender agrees having made available to the Borrower a non-revolving and unsecured loan in the principal amount of CDN$16,190,036.00 (the “Original Loan”).  The Original Loan was disbursed to the Borrower and can be used by the Borrower for any purpose.

As at the date hereof, the outstanding principal amount under the Original Loan is equal to $8,690,036.24 (the “Outstanding Loan”).

2.2                               Interest

The principal amount of the Outstanding Loan which, at any time and from time to time, remains outstanding shall bear interest, calculated daily, on the daily unpaid balance of the Outstanding Loan, from the date hereof up to and including the day preceding the date of repayment, in full, at a rate of 4.5% per annum.  The aforesaid interest shall be payable in arrears as follow:  (i) until the first Payment Date, all accrued but unpaid interest shall be payable on the last Business Day of each calendar year, and (ii) from and after the first Payment Date, all accrued but unpaid interest with respect to any principal of the Outstanding Loan shall be payable on the Payment Date for such principal.

The accrued but unpaid interest on the Original Loan up to the date hereof shall be payable on the last Business Day of this calendar year.

ARTICLE 3
REPAYMENT

3.1                               Repayment of the Outstanding Loan

The Borrower shall repay the principal amount of the Outstanding Loan to the Lender in three (3) installments of $2,896,678.74 (each, an “Installment”) on each Redemption Date.

Notwithstanding the foregoing, (but subject to the following paragraph), if no Redemption Request has been made for a Redemption Date to occur prior to the date that is three (3) years following the Redemption Eligibility Date, then (i) the first Installment shall be paid no later than three (3) years following the Redemption Eligibility Date; (ii) the second Installment shall be paid no later than four (4) years following the Redemption Eligibility Date; and (iii) the third Installment shall be paid no later than five (5) years following the Redemption Eligibility Date.

Notwithstanding anything to the contrary in the Agreement, if on any Redemption Date the Borrower does not redeem in full all Series A Preferred Shares to be redeemed on such Redemption Date, then there shall become due and payable on such Redemption Date a portion of the Installment (including accrued interest thereon) otherwise due and payable on such Redemption Date equal to the portion of such Series A Preferred Shares actually redeemed on such Redemption Date, and the balance of such Installment (including accrued interest thereon) shall become due and payable on the same dates, and in the same proportion, as the balance of such Series A Preferred Shares are redeemed by the Borrower.

The Outstanding Loan may be prepaid, in whole or in part, at any time without any premium or penalty, provided that any prepayment of principal shall be applied in reverse order of maturity, unless otherwise agreed in writing by the Lender (each, a “Voluntary Prepayment”).  Promptly following any such Voluntary Prepayment, the Lender shall confirm the revised amount to be paid on each subsequent Payment Date in accordance with the first paragraph of this Section 3.1.

The repayment of the principal amount of the Outstanding Loan and all accrued interest thereon are subordinated to the obligations of the Borrower, if any, in respect of credit facilities (the “Senior Debt”) which are at the time of any payment contemplated hereunder, made available to the Borrower by one or more financial institutions and which are not ranking pari passu with, or subordinated to, the Outstanding Loan (the “Senior Lenders”).  Nothing contained herein shall restrict the Borrower from making or the Lender from receiving any payment on account of principal or interest on the Outstanding Loan if at the time of such payment no event of default has occurred and is continuing under the Senior Debt.  The Lender covenants and agrees that, at the request of any Senior Lender, the Lender shall, at any time and from time to time, execute and deliver any subordination or inter-creditor agreement to give effect to this paragraph.

3.2                               Acceleration

The following events shall be considered an “Acceleration Event”:  (a) a Deemed Liquidation Event (as defined in the Amended Articles); or (b) the closing of a Qualified IPO.

Notwithstanding anything contained herein, upon the occurrence of an Acceleration Event, the Lender may, upon written notice (the “Acceleration Notice”) to the Borrower, accelerate the maturity of the Outstanding Loan, whereupon the unpaid principal of and accrued interest on the Outstanding Loan shall become immediately due and payable, provided, however, that, in the case of the closing of a Qualified IPO, there shall become immediately due and payable only an amount of the Outstanding Loan equal to (a) a portion of the unpaid principal of and accrued interest on the Outstanding Loan corresponding to the proportion of the outstanding shares held by the Series A Preferred  Shareholders (as defined in the Amended Articles) sold in the Qualified IPO, shall become immediately due and payable, less (b) the aggregate proceeds to the Lender, or  its affiliates, from the sale of shares in the Qualified IPO (a “Partial Repayment”).  Following a Partial Repayment, the balance of the Outstanding Loan shall become due and payable in two equal annual installments on the first and second anniversaries of the closing of the Qualified IPO.

3.3                               No Compensation or Counterclaim

All payments by the Borrower to the Lender hereunder shall be made free and clear of and without any deduction for or on account of, any compensation, set-off or counterclaim.

ARTICLE 4
EVENTS OF DEFAULT

4.1                               Events of Default

The occurrence of any of the following events shall constitute an “Event of Default”:

(a)                                 if the Borrower fails to make any payment of principal or interest with respect to the Outstanding Loan in accordance with Section 3.1 hereof and such failure continues unremedied for a period of 5 Business Days following the delivery to the Borrower a written notice thereof from the Lender; and

(b)                                 if the Borrower becomes an insolvent person or commits an act of bankruptcy within the meaning of the Bankruptcy and Insolvency Act (Canada) or makes an assignment in favour of its creditors or files or consents to the filing of a petition for a receiving order or a proposal within the meaning of the Bankruptcy and Insolvency Act (Canada), if it institutes a proceeding under the Companies’ Creditors Arrangement Act (Canada) or if it is judged insolvent or bankrupt, or makes a motion to a tribunal to name a trustee, receiver, liquidator or sequestrator with respect to its property.

4.2                               Remedies

If an Event of Default occurs and is continuing, the Lender may declare immediately due and exigible, without presentation, demand, protest or other notice of any nature, to which the Borrower hereby expressly renounces, notwithstanding any provision to the contrary effect in this Agreement:  (a) the entire amount of the Outstanding Loan then outstanding, including all accrued interest, and (b) an amount equal to the amount losses, costs and expenses incurred by the Lender in connection therewith.

Following the occurrence of an Event of Default which is continuing, the Lender may exercise all of its rights and recourses under the provisions of this Agreement and available to it at law.

ARTICLE 5
MISCELLANEOUS

5.1                               Amendment and Waiver

The rights and recourses of the Lender under this Agreement are cumulative and do not exclude any other rights and recourses which the Lender might have, and no omission or delay on the part of the Lender in the exercise of any right shall have the effect of operating as a waiver of such right, and the partial or sole exercise of a right or power will not prevent the Lender from exercising thereafter any other right or power.

5.2                               Benefit of Agreement

This Agreement shall be binding upon and enure to the benefit of each party hereto and its successors and permitted assigns.  This Agreement may not be assigned by the Lender without the Borrower’s prior written consent, except to an affiliate of the Lender.  The Borrower may not assign this Agreement without the prior written consent of the Lender.

5.3                               Applicable Law

This Agreement, its interpretation and its application shall be governed by the laws of the Province of Quebec and the federal laws of Canada applicable therein.

5.4.                            Language

The parties acknowledge that they have required that this Agreement and all documents, be drawn up in English.  Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention ainsi que de tous documents s’y rattachant.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first hereinabove mentioned.

RAINY DAY INVESTMENTS LTD.

By:	/s/ Herschel Segal
Name:
Title:

DAVIDSTEA INC.

By:	/s/ Herschel Segal
Name:
Title: